EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	THOMAS H. POHLMAN
CHIEF EXECUTIVE OFFICER AND PRESIDENT
OCTOBER 18, 2013		(515) 232-6251

AMES NATIONAL CORPORATION
ANNOUNCES 2013 THIRD QUARTER EARNINGS RESULTS

Third Quarter 2013 Results:

For the quarter ended September 30, 2013, net income for Ames National Corporation (the Company) totaled $3,712,000, or $0.40 per share, compared to $3,861,000 or $0.41 per share in 2012.  Net income decreased primarily due to lower gains on the sale of loans held for sale and higher salaries and employee benefits, offset in part by an increase in net interest income.

Third quarter net interest income totaled $8,511,000, an increase of $265,000, or 3.2%, compared to the same quarter a year ago, due to the recognition of $320,000 of interest income on several nonaccrual loans that were collected or returned to accrual during the quarter.  Indicative of an industry wide trend, the Company’s net interest margin decreased to 3.28% for the quarter ended September 30, 2013 from 3.34% for the quarter ended September 30, 2012.  Excluding the interest income recognized on several nonaccrual loans, the net interest margin for the quarter ended September 30, 2013 would have been 3.17%.  The decrease can be attributed to lower market yields on interest earning assets which have matured and repriced in 2013 as compared to 2012.

A provision for loan losses of $92,000 was recognized in the third quarter of 2013 as compared to $36,000 in the third quarter of 2012.  Net loan charge-offs were $9,000 and $47,000 for the quarters ended September 30, 2013 and 2012, respectively.

Noninterest income for the third quarter of 2013 totaled $1,820,000 as compared to $2,059,000 for the same period in 2012.  The decrease in noninterest income is primarily due to lower gains on the sale of loans held for sale due to decreased secondary market volume as refinancing activity has slowed.

Noninterest expense for the third quarter of 2013 totaled $5,231,000 compared to $5,043,000 recorded in 2012.  The increase of 3.7% in noninterest expense was primarily the result of increased salaries and benefits due to normal salary increases and increased staffing.  The efficiency ratio for the third quarter of 2013 was 50.63%, compared to 48.93% in 2012.

Nine Months 2013 Results:

For the nine months ended September 30, 2013, net income for the Company totaled $10,577,000, or $1.14 per share, compared to $10,714,000 or $1.15 per share in 2012.  Net income decreased primarily due to higher noninterest expenses, offset in part by an increase in net interest income.

The Company’s management continues to be pleased with the results of the acquisition of the Garner and Klemme, Iowa offices by Reliance State Bank (the “Acquisition”) on April 27, 2012.  Reliance State Bank’s (RSB’s) net income for the nine months ended September 30, 2013 was $1,629,000, as compared to $1,248,000 for the nine months ended September 30, 2012.  The Acquisition contributed to increases in net interest income, noninterest income excluding securities gains, and noninterest expense.

Net interest income for the nine months ended September 30, 2013 totaled $24,703,000, an increase of $546,000, or 2.3%, compared to the same period a year ago, primarily due to the recognition of interest income on several nonaccrual loans, the Acquisition and lower interest rates on deposits.  Indicative of an industry wide trend, the Company’s net interest margin declined to 3.16% for the nine months ended September 30, 2013 from 3.37% for the nine months ended September 30, 2012.  The decrease can be attributed to lower market yields on interest earning assets which have matured and repriced, offset in part by lower rates on interest bearing liabilities in 2013 as compared to 2012.

A provision for loan losses of $166,000 was recognized for the nine months ended September 30, 2013 as compared to $151,000 for the nine months ended September 30, 2012.  Net loan charge-offs were $36,000 and $47,000 for the nine months ended September 30, 2013 and 2012, respectively.

Noninterest income for the nine months ended September 30, 2013 totaled $5,752,000 as compared to $5,690,000 for the same period in 2012.

Noninterest expense for the nine months ended September 30, 2013 totaled $16,188,000 compared to $15,376,000 recorded for the same period in 2012.  The increase of 5.3% in noninterest expense was primarily the result of higher salaries and employee benefits and higher other real estate owned costs.  The higher salaries and benefits costs were due primarily to normal salary increases, the Acquisition and increased staffing.  Other real estate owned costs increased due to the impairment write down of $670,000 in the second quarter of 2013.  The efficiency ratio for the nine months ended September 30, 2013 was 53.15%, compared to 51.52% in 2012.

Balance Sheet Review:

As of September 30, 2013, total assets were $1,213,233,000, a $45,354,000 increase compared to September 30, 2012.  The increase in assets was mainly due to a higher level of loans and investments funded by the growth in deposits and FHLB advances.

Securities available-for-sale as of September 30, 2013 increased to $583,477,000, compared to $573,557,000 as of September 30, 2012.  The increase in securities available-for-sale is primarily due to increases in U.S. government agencies, state and political subdivisions and corporate bonds, offset by a decrease in U.S. government mortgage-backed securities.

Net loans as of September 30, 2013 increased 8.2% over 2012 ending at $528,706,000 compared to $488,426,000 as of September 30, 2012.  The growth was due primarily to increases in the real estate loan portfolio.  The allowance for loan losses on September 30, 2013 totaled $7,903,000, or 1.47% of gross loans, compared to $8,009,000 or 1.61% of gross loans as of September 30, 2012.  The decline in the percentage of the allowance for loan losses to gross loans can be primarily attributed to the improved credit quality of impaired loans as reflected in a decrease in the specific reserves included in the allowance for loan losses and an increase in loans receivables.  Impaired loans as of September 30, 2013, were $2,420,000, or 0.45% of gross loans, compared to $4,918,000, or 0.99% of gross loans as of September 30, 2012.

Other real estate owned was $8,994,000 as of September 30, 2013, which was $946,000 lower than September 30, 2012, primarily due to sales and impairment write downs, recorded in the second quarter of 2013, of other real estate offset in part by transfers from loan receivables.  Due to potential changes in the real estate markets, it is at least reasonably possible that management’s assessments of fair value will change in the near term and that such changes could materially affect the amounts reported in the Company’s financial statements.

Other assets decreased $7,472,000 to $551,000 as of September 30, 2013 as compared to $8,023,000 as of September 30, 2012.  The decrease in other assets is due primarily to the repayment from the FDIC of the Bank’s unused prepaid insurance assessment and a decrease in a receivable due to investment securities sales transactions recorded at trade date, September 30, 2012, for which final settlement was received in October, 2012.

Deposits totaled $977,006,000 on September 30, 2013, a 3.7% increase from the $942,222,000 recorded at September 30, 2012.  This increase is mainly the result of the continued growth in commercial and retail demand, NOW, money market and savings account balances, offset in part by decreases in retail certificates of deposits and decreases in public funds.

FHLB advances and other long-term borrowings totaled $57,558,000 on September 30, 2013, a 66.2% increase from $34,628,000 on September 30, 2012.  This increase is the result of overnight borrowings at the FHLB as an alternative to federal funds purchased.

The Company’s stockholders’ equity represented 11.7% of total assets as of September 30, 2013 with all of the Company’s five affiliate banks considered well-capitalized as defined by federal capital regulations.  Total stockholders’ equity was $141,354,000 as of September 30, 2013, and $144,054,000 as of September 30, 2012.  The decrease in stockholders’ equity was primarily the result of lower fair value on the securities available-for-sale as reflected in the decrease in accumulated other comprehensive income, offset in part by net income, reflected in retained earnings.

Shareholder Information:

Return on average assets was 1.24% for the quarter ended September 30, 2013, compared to 1.32% for the same period in 2012.  Return on average assets was 1.15% for the nine months ended September 30, 2013, compared to 1.27% for the same period in 2012.  Return on average equity was 10.77% for the quarter ended September 30, 2013, compared to the 10.86% in 2012.  Return on average equity was 9.86% for the nine months ended September 30, 2013, compared to the 10.26% in 2012.

The Company’s stock, which is listed on the NASDAQ Capital Market under the symbol ATLO, closed at $22.41 on September 30, 2013.   During the third quarter of 2013, the price ranged from $19.87 to $23.94.

On August 14, 2013, the Company declared a quarterly cash dividend on its common stock, payable on November 15, 2013 to stockholders of record as of November 1, 2013, equal to $0.16 per share.

Ames National Corporation affiliate Iowa banks are First National Bank, Ames; Boone Bank & Trust Co., Boone; State Bank & Trust Co., Nevada; Reliance State Bank, Story City; and United Bank & Trust, Marshalltown.

The Private Securities Litigation Reform Act of 1995 provides the Company with the opportunity to make cautionary statements regarding forward-looking statements contained in this News Release, including forward-looking statements concerning the Company’s future financial performance and asset quality.  Any forward-looking statement contained in this News Release is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to management.  If a change occurs, the Company’s business, financial condition, liquidity, results of operations, asset quality, plans and objectives may vary materially from those expressed in the forward-looking statements.  The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:  economic conditions, particularly in the concentrated geographic area in which the Company and its affiliate banks operate; competitive products and pricing available in the marketplace; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; fiscal and monetary policies of the U.S. government; changes in governmental regulations affecting financial institutions (including regulatory fees and capital requirements); changes in prevailing interest rates; credit risk management and asset/liability management; the financial and securities markets; the availability of and cost associated with sources of liquidity; and other risks and uncertainties inherent in the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K.  Management intends to identify forward-looking statements when using words such as “believe”, “expect”, “intend”, “anticipate”, “estimate”, “should”, “forecasting” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.  The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

AMES NATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets
September 30, 2013 and 2012
(unaudited)

ASSETS	2013	2012

Cash and due from banks	$25,658,649	$23,542,568
Interest bearing deposits in financial institutions	34,255,292	35,759,545
Securities available-for-sale	583,476,550	573,557,196
Loans receivable, net	528,706,450	488,426,392
Loans held for sale	627,754	1,570,621
Bank premises and equipment, net	12,072,845	12,040,379
Accrued income receivable	8,090,874	8,041,189
Other real estate owned	8,993,815	9,939,706
Deferred income taxes	4,103,206	-
Core deposit intangible, net	1,095,315	1,377,040
Goodwill	5,600,749	5,600,749
Other assets	551,320	8,022,953

Total assets	$1,213,232,819	$1,167,878,338

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits
Demand, noninterest bearing	$165,723,905	$150,811,637
NOW accounts	287,015,885	276,439,976
Savings and money market	283,671,827	257,844,279
Time, $100,000 and over	93,306,121	99,310,392
Other time	147,288,212	157,815,497
Total deposits	977,005,950	942,221,781

Securities sold under agreements to repurchase	31,973,603	38,974,691
Federal Home Loan Bank advances and other long-term borrowings	57,558,364	34,628,314
Dividend payable	1,489,746	1,396,637
Deferred income taxes	-	2,441,988
Accrued expenses and other liabilities	3,851,551	4,161,343
Total liabilities	1,071,879,214	1,023,824,754

STOCKHOLDERS' EQUITY
Common stock, $2 par value, authorized 18,000,000 shares; issued 9,432,915 shares; outstanding 9,310,913 shares as of September 30, 2013 and 2012	18,865,830	18,865,830
Additional paid-in capital	22,651,222	22,651,222
Retained earnings	100,267,297	92,087,734
Accumulated other comprehensive income-net unrealized income on securities available-for-sale	1,585,754	12,465,296
Treasury stock, at cost; 122,002 shares at September 30, 2013 and 2012	(2,016,498)	(2,016,498)
Total stockholders' equity	141,353,605	144,053,584

Total liabilities and stockholders' equity	$1,213,232,819	$1,167,878,338

AMES NATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Interest income:
Loans	$6,569,005	$6,413,866	$18,874,279	$18,470,183
Securities
Taxable	1,357,658	1,441,987	4,137,431	4,660,121
Tax-exempt	1,737,687	1,697,690	5,212,498	5,046,835
Interest bearing deposits and federal funds sold	86,126	113,149	304,172	371,328

Total interest income	9,750,476	9,666,692	28,528,380	28,548,467

Interest expense:
Deposits	924,219	1,097,372	2,919,660	3,419,854
Other borrowed funds	315,116	322,887	905,966	972,023

Total interest expense	1,239,335	1,420,259	3,825,626	4,391,877

Net interest income	8,511,141	8,246,433	24,702,754	24,156,590

Provision for loan losses	92,388	35,664	165,962	151,369

Net interest income after provision for loan losses	8,418,753	8,210,769	24,536,792	24,005,221

Noninterest income:
Trust services income	473,471	491,943	1,459,414	1,527,657
Service fees	402,062	429,958	1,179,889	1,161,170
Securities gains, net	204,738	220,230	637,979	538,298
Gain on sale of loans held for sale	268,658	440,232	969,578	1,082,126
Merchant and card fees	271,485	273,514	884,583	809,764
Other noninterest income	199,319	202,627	620,278	571,009

Total noninterest income	1,819,733	2,058,504	5,751,721	5,690,024

Noninterest expense:
Salaries and employee benefits	3,288,760	3,112,396	9,736,156	9,293,203
Data processing	581,301	558,314	1,781,152	1,632,518
Occupancy expenses	358,739	362,217	1,103,920	1,069,972
FDIC insurance assessments	173,878	158,745	506,629	477,961
Professional fees	313,174	303,209	853,202	933,602
Business development	255,899	209,138	649,283	600,203
Other real estate owned expense, net	(14,436)	31,330	653,302	472,123
Core deposit intangible amortization	65,751	73,776	207,949	122,960
Other operating expenses, net	207,437	233,434	696,195	773,728

Total noninterest expense	5,230,503	5,042,559	16,187,788	15,376,270

Income before income taxes	5,007,983	5,226,714	14,100,725	14,318,975

Income tax expense	1,295,916	1,365,719	3,524,028	3,605,406

Net income	$3,712,067	$3,860,995	$10,576,697	$10,713,569

Basic and diluted earnings per share	$0.40	$0.41	$1.14	$1.15

Declared dividends per share	$0.16	$0.15	$0.48	$0.45